As filed with the Securities and Exchange Commission on May 13, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CADENCE DESIGN SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0148231 (I.R.S. Employer Identification No.)
2655 Seely Avenue, Building 5
San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2000 Equity Incentive Plan
(Full title of the plan)

James J. Cowie, Esq.
Senior Vice President, General Counsel and Secretary
Cadence Design Systems, Inc.
2655 Seely Avenue, Building 5
San Jose, California 95134
(Name and address of agent for service)
(408) 943-1234
(Telephone number, including area code, of agent for service)

Copy to:
Stewart L. McDowell, Esq.
Gibson, Dunn & Crutcher LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
(415) 393-8200

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities	Amount	Proposed maximum	Proposed maximum	Amount of
to be registered	to be registered (1)	offering price per share (2)	aggregate offering price (2)	registration fee (2)
Common Stock, par value $0.01 per share	14,614,561 shares	$10.34	$151,114,561.00	$17,545.00

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the Amended and Restated 2000 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Cadence Design Systems, Inc. (the “Registrant”) common stock.

(2)	Calculated solely for purposes of calculating the amount of the registration fee under Rules 457(c) and (h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices of common stock of the Registrant on May 6, 2011, as reported on the NASDAQ Global Select Market.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1
EX-99.1

NOTE
REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
     This Registration Statement on Form S-8 is filed by Cadence Design Systems, Inc., a Delaware corporation (the “Registrant”), relating to 14,614,561 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees and consultants of the Registrant and its affiliates under the Registrant’s Amended and Restated 2000 Equity Incentive Plan (the “Plan”). On March 27, 2000, the Registrant filed with the Securities and Exchange Commission, Registration Statements on Form S-8 (Registration No. 333-33330 and No. 333-101692), amended on November 14, 2000 by Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 333-69589) (together, the “Prior Registration Statements”) relating to shares of Common Stock issuable to eligible employees and consultants of the Registrant and its affiliates under the Plan. The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	Exhibit Description

5.1	Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

99.1	The Registrant’s Amended and Restated 2000 Equity Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 10th day of May, 2011.

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ Lip-Bu Tan
Lip-Bu Tan
President, Chief Executive Officer and Director

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lip-Bu Tan, Geoffrey G. Ribar and James J. Cowie, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lip-Bu Tan Lip-Bu Tan	President, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2011

/s/ Geoffrey G. Ribar Geoffrey G. Ribar	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 10, 2011

/s/ Dr. John B. Shoven Dr. John B. Shoven	Chairman of the Board of Directors	May 10, 2011

/s/ Susan L. Bostrom Susan L. Bostrom	Director	May 10, 2011

/s/ Donald L. Lucas Donald L. Lucas	Director	May 10, 2011

/s/ Dr. Alberto Sangiovanni-Vincentelli Dr. Alberto Sangiovanni-Vincentelli	Director	May 10, 2011

/s/ George M. Scalise George M. Scalise	Director	May 10, 2011

/s/ Roger S. Siboni Roger S. Siboni	Director	May 10, 2011

/s/ John A.C. Swainson John A.C. Swainson	Director	May 10, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

99.1	The Registrant’s Amended and Restated 2000 Equity Incentive Plan.